As filed with the Securities and Exchange Commission on July 21, 2006
REGISTRATION STATEMENT NO. _____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE SAVANNAH BANCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	58-1861820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
25 Bull Street, P.O. Box 188
Savannah, Georgia 31402
(Address and Zip Code of Principal Executive Offices)

The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan
The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan
The Savannah Bancorp, Inc. 2005 Employee Stock Purchase Plan

(Full title of the Plans)

G. Mike Odom, Jr., Chief Executive Officer
The Savannah Bancorp, Inc.
25 Bull Street, P.O. Box 188
Savannah, GA 31402
(912) 629-6486
(Name, address, and telephone number, including area code, of agent for service)

WITH COPIES TO:
J. Wiley Ellis
Ellis, Painter, Ratteree & Adams, LLP
2 East Bryan Street, 10th Floor
Savannah, Georgia 31402
(912) 233-9700

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (5)	Proposed Maximum aggregate offering price (5)	Amount of registration fee
Common Stock, $1.00 Par Value	151,250 shares 200,000 shares 25,000 shares	(2) (3) (4)	$ 37.37 $ 37.37 $ 37.37	$ 5,652,212 $ 7,474,000 $ 934,250	$ 665.27 $ 879.69 $ 109.96
Total	376,250 shares				$1,654.92

1)
This Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans described herein by reason of any stock dividend, stock split, recapitalization, or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

2)
Represents shares reserved for issuance upon exercise of the additional award of stock options (151,250 split adjusted shares) made pursuant to the Registrant’s 1995 Incentive Stock Option Plan which was approved by shareholders in 2000.

3)	Represents shares reserved for issuance upon exercise of stock and/or options granted or to be granted under the Registrant’s 2005 Omnibus Stock Ownership and Long Term Incentive Plan.

4)	Represents shares automatically reserved for issuance upon the exercise of purchase rights that may be granted under the Registrant’s 2005 Employee Stock Purchase Plan.

5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 and based on the average of the high and low sales prices reported on the Nasdaq National Market on July 20, 2006, which was $37.37. In the case of the 2005 Employee Stock Purchase Plan, the amount is multiplied by 85% in order to reflect a discount applied to purchases made under such Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2005;

    (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above. The independent registered public accountant’s review report on quarterly financial statements is not a “report” or “part” of the registration statement within the meaning of Section 7 or 11 of the Securities Act. The Section 11 liability of independent registered public accountants does not extend to review reports.

    (c) The description of the Registrant’s $1.00 par value Common Stock is contained in a Registration Statement filed under Section 12 of the Securities Act of 1934, including any amendment or report filed for the purpose of updating such description..

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of the Registrant’s Common Stock offered pursuant to the registration statement will be passed upon by J. Wiley Ellis, General Counsel and Chairman of the Board of Directors of the registrant. Mr. Ellis is a director of the registrant and receives compensation from the registrant in such capacity.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (the “GBCC”) set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The GBCC grants the Registrant the power to indemnify its directors and officers against liability for certain of their acts.

The Registrant's Articles of Incorporation generally provide that any director will be indemnified against liability to the Registrant or its shareholders for monetary damages for breach of the duty of care as a director or officer; provided, however, that the Registrant will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of the Registrant; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC; or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s Articles of Incorporation further provide that, notwithstanding the foregoing, the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the GBCC.

The Registrant’s Bylaws provide that expenses incurred by any persons who are, were, or are threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined he is not entitled to be indemnified by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following exhibits are filed as part of the Registration Statement:

Exhibit	Description
4.1
The Savannah Bancorp, Inc. Incentive Stock Option Plan approved by shareholders on April 18, 1995 (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 20, 1995, File No. 0-18560). Amendment to The Savannah Bancorp, Inc. Incentive Stock Option Plan approved by shareholders on April 16, 1996 (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 15, 1996, File No. 0-18560).

4.2
Form S-8 filed December 18, 1998 (SEC File No. 333-69175) to register all option shares authorized to date pursuant to The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan incorporatated by reference.

4.3
Amendment to The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan to approve 100,000 additional option shares (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 15, 2000, File No. 0-18560).

4.4
The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan (incorporated by reference as Appendix A to the Registrant’s Definitive Proxy Statement filed on March 25, 2005, File No. 0-18560).

4.5	The Savannah Bancorp, Inc. 2005 Employee Stock Purchase Plan (incorporated by reference as Appendix B to the Registrant’s Definitive Proxy Statement filed on March 25, 2005, File No. 0-18560).

5.1	Opinion and consent by Ellis, Painter, Ratteree & Adams, LLP

23.1	Consent of Ellis, Painter, Ratteree & Adams, LLP (contained in Exhibit 5.1)

23.2	Letter of Consent of BDO Seidman, LLP

23.3	BDO Seidman, LLP Correspondence to SEC

24	Powers of Attorney (contained on page 7)

 ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on the 18th day of July, 2006.

THE SAVANNAH BANCORP, INC.

BY: /s/ G. Mike Odom, Jr.
G. Mike Odom, Jr.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints G. Mike Odom, Jr. as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with either having full authority to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done regarding the aforesaid, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities on July 18, 2006.

______________________ J. Wiley Ellis Chairman of the Board and Director	/s/BERRYMAN W. EDWARDS, JR. Berryman W. Edwards, Jr. Director	_____________________ J. Curtis Lewis III Secretary and Director

______________________ E. James Burnsed Vice Chairman	/s/ L. CARLTON GILL L. Carlton Gill Director	/s/ M. LANE MORRISON M. Lane Morrison Director

/s/ RUSSELL W. CARPENTER Russell W. Carpenter Director	/s/ JOHN C. HELMKEN II John C. Helmken II President and Director	/s/ G. MIKE ODOM, JR. G. Mike Odom, Jr. CEO and Director

/s/ CLIFFORD H. DALES Clifford H. Dales Director	______________________ Charles E. Izlar Director	______________________ J. Toby Roberts, Sr. Director

/s/ ARCHIE H. DAVIS Archie H. Davis Director	______________________ Jack M. Jones Director	/s/ JAMES W. ROYAL, SR. James W. Royal, Sr. Director

/s/ ROBERT H. DEMERE, JR. Robert H. Demere, Jr. Director	______________________ Aaron M. Levy Director	/s/ ROBERT T. THOMPSON, JR. Robert T. Thompson, Jr. Director

/s/ ROBERT B. BRISCOE Robert B. Briscoe Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
4.1
The Savannah Bancorp, Inc. Incentive Stock Option Plan approved by shareholders on April 18, 1995 (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 20, 1995, File No. 0-18560). Amendment to The Savannah Bancorp, Inc. Incentive Stock Option Plan approved by shareholders on April 16, 1996 (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 15, 1996, File No. 0-18560)..

4.2
Form S-8 filed December 18, 1998 (SEC File No. 333-69175) to register all option shares authorized to date pursuant to The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan incorporated by reference.

4.3
Amendment to The Savannah Bancorp, Inc. 1995 Incentive Stock Option Plan to approve 100,000 additional option shares (incorporated by reference to the Registrant’s Definitive Proxy Statement filed on March 15, 2000, File No. 0-18560).

4.4
The Savannah Bancorp, Inc. 2005 Omnibus Stock Ownership and Long Term Incentive Plan (incorporated by reference as Appendix A to the Registrant’s Definitive Proxy Statement filed on March 25, 2005, File No. 0-18560).

4.5	The Savannah Bancorp, Inc. 2005 Employee Stock Purchase Plan (incorporated by reference as Appendix B to the Registrant’s Definitive Proxy Statement filed on March 25, 2005, File No. 0-18560).

5.1	Opinion and consent by Ellis, Painter, Ratteree & Adams, LLP

23.1	Consent of Ellis, Painter, Ratteree & Adams, LLP (contained in Exhibit 5.1)

23.2	Letter of Consent of BDO Seidman, LLP

23.3	BDO Seidman, LLP Correspondence to SEC

24	Powers of Attorney (contained on page 7)